Exhibit 99.1
Item 6. Selected Financial Data
     The following table sets forth selected historical financial and operating data of Crosstex Energy, L.P. as of and for the dates and periods indicated. The selected historical financial data are derived from the audited financial statements of Crosstex Energy, L.P. In addition, our summary historical financial and operating data include the results of operations of the LIG assets beginning in April 2004, the south Louisiana processing assets beginning November 2005, the NTP beginning April 2006 and the Chief midstream assets beginning June 2006 and other smaller acquisitions completed in 2006.
     The table should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Crosstex Energy, L.P.
	Years Ended December 31,
	2008	2007	2006	2005	2004
	(In thousands, except per unit data)
Statement of Operations Data:
Revenues:
Midstream	$3,072,646	$2,380,224	$1,534,800	$1,212,864	$790,692
Profit on energy trading activities	3,365	4,105	2,535	1,599	2,228

Total revenues	3,076,011	2,384,329	1,537,335	1,214,463	792,920

Operating costs and expenses:
Purchased gas	2,768,225	2,124,503	1,378,979	1,154,345	756,820
Operating expenses	125,754	91,202	65,871	28,958	12,085
General and administrative	68,864	59,493	43,710	30,693	19,724
Gain on sale of property	(947)	(1,024)	(1,936)	(8,289)	(12)
(Gain) loss on derivatives	(8,619)	(4,147)	(174)	10,399	(206)
Impairments	29,373	—	—	—	—
Depreciation and amortization	107,521	83,315	56,349	15,122	6,520

Total operating costs and expenses	3,090,171	2,353,342	1,542,799	1,231,228	794,931

Operating income (loss)	(14,160)	30,987	(5,464)	(16,765)	(2,011)
Other income (expense):
Interest expense, net	(74,971)	(48,059)	(19,889)	(12,407)	(5,861)
Loss on extinguishment of debt	—	—	—	—	—
Other income	27,770	538	212	392	786

Total other income (expense)	(47,201)	(47,521)	(19,677)	(12,015)	(5,075)
Loss from continuing operations before non-controlling interest and income taxes	(61,361)	(16,534)	(25,141)	(28,780)	(7,086)
Income tax provision	(2,369)	(760)	(222)	(216)	(162)

Loss from continuing operations, net of tax	(63,730)	(17,294)	(25,363)	(28,996)	(7,248)
Income from discontinued operations, net of tax	25,007	31,343	20,714	48,637	31,241
Gain from sale of discontinued operations, net of tax	49,805	—	—	—	—

Discontinued operations	74,812	31,343	20,714	48,637	31,241

Net income (loss) before cumulative effect of change in accounting principle	11,082	14,049	(4,649)	19,641	23,993
Cumulative effect of change in accounting principle	—	—	689	—	—

Net income (loss)	11,082	14,049	(3,960)	19,641	23,993
Less: Net income from continuing operations attributable to the non-controlling interest	311	160	231	441	289

Net income (loss) attributable to Crosstex Energy, L.P.	$10,771	$13,889	$(4,191)	$19,200	$23,704
Net income (loss) per limited partner common unit	$(3.19)	$(0.20)	$(1.09)	$0.56	$0.98
Net income per limited partner senior subordinated unit	$9.44	$—	$5.31	$—	$—
Distributions declared per limited partner unit (1)	$2.00	$2.33	$2.18	$1.93	$1.70

Balance Sheet Data (end of period):
Working capital deficit	$(32,910)	$(46,888)	$(79,936)	$(11,681)	$(34,724)
Property and equipment, net	1,527,280	1,425,162	1,105,813	667,142	324,730
Total assets	2,533,266	2,592,874	2,194,474	1,425,158	586,771
Long-term debt	1,263,706	1,223,118	987,130	522,650	148,700
Partners’ equity including non-controlling interest	797,931	788,641	715,531	405,559	147,096
Cash Flow Data:
Net cash flow provided by (used in)(2):
Operating activities	$173,750	$114,818	$113,010	$14,010	$48,103
Investing activities	(186,810)	(411,382)	(885,825)	(615,017)	(124,371)
Financing activities	14,554	295,882	772,234	596,615	81,899
Other Financial Data:
Gross margin (3)	$307,786	$259,826	$158,356	$60,118	$36,100

Operating Data:
Pipeline throughput (MMBtu/d)	1,991,000	1,555,000	845,000	582,000	667,000
Natural gas processed (MMBtu/d)(4)	1,608,000	1,835,000	1,817,000	1,707,000	286,000
Producer Services (MMBtu/d)	85,000	94,000	138,000	111,010	210,000

(1)	Distributions include fourth quarter 2008 distributions of $0.25 per unit paid in February 2009; fourth quarter 2007 distributions of $0.61 per unit paid in February 2008; fourth quarter 2006 distributions of $0.56 per unit paid in February 2007; fourth quarter 2005 distributions of $0.51 per unit paid in February 2006; fourth quarter 2004 distributions of $0.45 per unit paid in February 2005; and fourth quarter 2003 distributions of $0.375 per unit paid in February 2004.

(2)	Cash flow data includes cash flows from discontinued operations.

(3)	Gross margin is defined as revenue, including profit on energy trading activities, less related cost of purchased gas.

(4)	For the year ended 2005, processed volumes include a daily average for the south Louisiana processing plants for November 2005 and December 2005, the two-month period these assets were operated by us.